                                                                  EXHIBIT 99.8.4


                               BUENOS AIRES ENERGY
                                  COMPANY S.A.

                        CONSOLIDATED FINANCIAL STATEMENTS
                  For the fiscal year commenced January 1, 1998
                           and ended December 31, 1998
                    presented in comparative format with the
                   previous non-annual fiscal period commenced
                  February 20, 1997 and ended December 31, 1997
                                Free translation

           BUENOS AIRES ENERGY COMPANY S.A. AND ITS SUBSIDIARY COMPANY
            CONSOLIDATED BALANCE SHEETS AT DECEMBER 31, 1998 AND 1997
                                 (Notes 1 and 2)

===============================================================================
                                      December 31, 1998  December 31, 1997
                                          (Pesos)            (Pesos)
                                          -------            -------
ASSETS
CURRENT ASSETS
Cash and banks (Note 3.a)                2,523,248          1,258,614
Investments (Schedule C)                   544,113          1,524,608
Trade accounts receivable (Note 3.b)    49,981,623         40,901,778
Other receivables (Note 3.c)             3,391,004          3,423,890
                                       ------------------------------
TOTAL CURRENT ASSETS                    56,439,988         47,108,890
                                       ------------------------------
NON-CURRENT ASSETS
Trade accounts receivable (Note 3.b)     3,028,167          1,363,136
Other receivables (Note 3.c)            37,502,967         40,963,668
Fixed assets (Schedule A)              419,916,748        410,020,052
Intangible assets (Schedule B)          20,179,721         21,106,426
Other Assets (Note 3.d.)                 1,332,206                 --
                                       ------------------------------
TOTAL NON-CURRENT ASSETS               481,959,809        473,453,282
                                       ------------------------------
TOTAL ASSETS                           538,399,797        520,562,172
===============================================================================



============================================================================
                                         December 31, 1998  December 31, 1997
                                              (Pesos)            (Pesos)
                                              -------            -------
 LIABILITIES
 CURRENT LIABILITIES
 Commercial liabilities (Note 3.e)            20,072,630         19,210,053
 Bank and financial loans (Note 3.f)          34,070,622         18,619,262
 Intercompany liabilities (Note 3.g)           6,820,807          6,748,969
 Social security liabilities (Note 3.h)        4,051,454          3,893,638
 Tax liabilities (Note 3.i)                   14,671,523          7,107,753
 Other liabilities (Note 3.j)                    739,049          1,097,132
 Allowances (Schedule E)                         120,000                 --
                                             ------------------------------
 TOTAL CURRENT LIABILITIES                    80,546,085         56,676,807
                                             ------------------------------
 NON-CURRENT LIABILITIES
 Bank and financial loans (Note 3.f)         230,000,000        230,000,000
 Intercompany liabilities (Note 3.g)           1,380,000          4,140,000
 Other liabilities (Note 3.j)                  1,939,328          1,757,155
                                             ------------------------------
 TOTAL NON-CURRENT LIABILITIES               233,319,328        235,897,155
                                             ------------------------------
 TOTAL LIABILITIES                           313,865,413        292,573,962
                                             ------------------------------
 MINORITY INTERESTS IN SUBSIDIARIES          125,227,021        126,736,381
                                             ------------------------------
 SHAREHOLDERS' EQUITY                         99,307,363        101,251,829
                                             ------------------------------
 TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY  538,399,797        520,562,172
===========================================================================

The accompanying notes and schedules are an integral part of these consolidated financial statements.

                        BUENOS AIRES ENERGY COMPANY S.A.
                           AND ITS SUBSIDIARY COMPANY
                     CONSOLIDATED STATEMENT OF INCOME/(LOSS)
      For the fiscal year commenced January 1, 1998 and February 20, 1997 and ended December 31, 1998 and 1997
                                 (Notes 1 and 2)

==========================================================================================
                                              December 31, 1998      December 31, 1997 (1)
                                                   (Pesos)                (Pesos)
                                              --------------------------------------------
Net sales                                        200,836,538            117,126,629
Cost of sales (Schedule H)                      (149,993,368)           (92,643,101)
                                              --------------------------------------------
     GROSS PROFIT                                 50,843,170             24,483,528
                                              --------------------------------------------
Marketing expenses (Schedule H)                  (15,032,060)            (5,386,880)
Administrative expenses (Schedule H)              (8,113,198)            (5,365,143)
Other income (Expenditure), Net (Note 18)          2,915,742                (97,800)
Financial gain/(loss) (Note 19)
     Generated by assets                           2,417,783              1,608,478
     Generated by liabilities                    (23,675,722)           (12,736,119)
Income tax                                       (10,343,847)            (1,690,721)
Ordinary loss on minority interests in
   subsidiaries                                     (687,449)            (1,073,081)
                                              --------------------------------------------
     ORDINARY LOSS                                (1,675,581)              (257,738)
Extraordinary loss (Note 20)                        (543,202)              (356,633)
Extraordinary income from minority
   interests in subsidiaries                         274,317                180,100
                                              --------------------------------------------
     NET LOSS FOR THE YEAR                        (1,944,466)              (434,271)
==========================================================================================

The accompanying notes and schedules are an integral part of these consolidated financial statements.

(1)      EDEA S.A. Started operations in June 2, 1997

                        BUENOS AIRES ENERGY COMPANY S.A.
                           AND ITS SUBSIDIARY COMPANY
                      CONSOLIDATED STATEMENT OF CASH FLOWS
       For the fiscal year commenced January 1, 1998 and February 20, 1997 and ended December 31, 1998 and 1997
                                 (Notes 1 and 2)

================================================================================================================
                                                                      December 31, 1998        December 31, 1997
                                                                            (Pesos)                (Pesos)
                                                                       -----------------------------------------
CHANGES IN FUNDS
Funds at beginning of year                                                  2,783,222                 6,000
Increase in funds                                                             284,139             2,777,222
                                                                       -----------------------------------------
Funds at end of year                                                        3,067,361             2,783,222
                                                                       =========================================

CAUSES OF CHANGES IN FUNDS
SOURCES OF FUNDS
Ordinary loss for the year                                                 (1,675,581)             (257,738)
Plus: Items not entailing applications of funds
     Intangible asset amortization                                          2,441,832             1,096,795
     Accrued intercompany liabilities pending payment                       2,670,693             3,494,686
     Expenses and purchases pending payment                                17,235,483            17,783,848
     Accrued social security and taxes pending payment                      4,050,373             2,823,314
     Accrued net financial income/(loss) pending payment                    6,098,482             5,614,262
     Intercompany accrued net financial/(loss) pending payment                 14,033               109,472
     Fixed asset depreciation                                              11,213,573             5,931,789
     Labor contingencies under art. 26 accrued in the period                  444,330               197,118
     Net book value of fixed assets written off                                11,737                    --
     Materials used up and others                                           1,280,736             1,101,915
     Bad debt allowance (Net increase)                                        695,153                    --
     Provision for lawsuits                                                   120,000                    --
     Tax on minimum hypothetical income                                       518,357                    --
     Tax on financial cost                                                    912,337                    --
     Net loss from minority interest in subsidiaries                          687,449             1,073,081
                                                                       -----------------------------------------
                                                                           48,394,568            39,226,280
                                                                       -----------------------------------------
Less: Items not entailing sources of funds
     Accrued intercompany sales pending collection                             (3,919)              (57,383)
     Intangible assets written off                                            (32,973)                   --
     Accrued interest pending collections                                      (1,552)                   --
     Sales pending collection                                             (33,109,763)          (32,065,384)
                                                                       -----------------------------------------
                                                                          (33,148,207)          (32,122,767)
                                                                       -----------------------------------------
FUNDS GENERATED BY ORDINARY OPERATIONS                                     13,570,780             6,845,775
                                                                       -----------------------------------------
Extraordinary loss for the year                                              (268,885)             (176,533)
Plus: Items not entailing applications of funds
     Increase in allowances                                                   560,293               356,633
Less: Items not entailing sources of funds
     Increase in other receivables                                            (17,091)                   --
     Income on minority interest in subsidiaries                             (274,317)             (180,100)
                                                                       -----------------------------------------
FUNDS GENERATED BY EXTRAORDINARY OPERATIONS                                        --                    --
                                                                       -----------------------------------------
FUNDS GENERATED BY OPERATIONS (CARRIED FORWARD)                            13,570,780             6,845,775
================================================================================================================

                        BUENOS AIRES ENERGY COMPANY S.A.
                           AND ITS SUBSIDIARY COMPANY
                      CONSOLIDATED STATEMENT OF CASH FLOWS
       For the fiscal year commenced January 1, 1998 and February 20, 1997 and ended December 31, 1998 and 1997
                           (Notes 1 and 2) (Continued)

====================================================================================================================
                                                                            December 31, 1998      December 31, 1997
                                                                                (Pesos)                  (Pesos)
                                                                            ----------------------------------------
FUNDS GENERATED BY OPERATIONS (BROUGHT FORWARD)                                 13,570,780              6,845,775
                                                                            ----------------------------------------
OTHER SOURCES OF FUNDS
Bank and financial loans, net of payments                                       14,870,575             13,005,000
Collections of receivables at beginning of year/Transferred                     28,140,478             37,075,035
Collection of intercompany receivables at beginning of year                         70,801                     --
Increase in other liabilities transferred                                               --             51,001,000
Increase in intercompany liabilities                                                    --             30,150,000
Capital contributions                                                                   --            101,683,100
Minority interest in subsidiaries                                                       --            123,592,050
Negotiable bonds                                                                        --            230,000,000
Increase in other liabilities                                                      161,838                112,114
Net changes in tax liabilities                                                   3,785,322              5,206,486
                                                                            ----------------------------------------
TOTAL OTHER SOURCES OF FUNDS                                                    47,029,014            591,824,785
                                                                            ----------------------------------------
TOTAL SOURCES OF FUNDS                                                          60,599,794            598,670,560
                                                                            ----------------------------------------
APPLICATIONS OF FUNDS
Increase in other receivables                                                      (93,456)           (44,248,933)
Increase in fixed assets                                                       (21,693,713)          (417,053,756)
Payment of salaries and social security charges at beginning of year            (3,874,715)                    --
Payment of other liabilities at beginning of year                                 (803,255)                    --
Payment of commercial debts at beginning of year/transferred                   (19,153,142)           (51,000,000)
Payment of financial loans at beginning of year                                 (5,539,722)                    --
Payment of intercompany liabilities                                             (5,347,509)           (21,000,000)
Others                                                                                  --                 (1,650)
Increase in receivables transferred at beginning of year                                --            (43,354,153)
Dividends paid                                                                  (1,922,493)                    --
Increase in intangible assets                                                   (1,887,650)           (19,234,846)
                                                                            ----------------------------------------
TOTAL APPLICATIONS OF FUNDS                                                    (60,315,655)          (595,893,338)
                                                                            ----------------------------------------
INCREASE IN FUNDS                                                                  284,139              2,777,222
====================================================================================================================


The accompanying notes and schedules are an integral part of these consolidated financial statements.

                        BUENOS AIRES ENERGY COMPANY S.A.
                           AND ITS SUBSIDIARY COMPANY
                 NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
       For the fiscal year commenced January 1, 1998 and February 20, 1997 and ended December 31, 1998 and 1997


NOTE 1:           CONSOLIDATED FINANCIAL STATEMENTS

                  The Company has consolidated its balance sheet at December 31, 1998 and 1997, the statements of income/(loss) and cash flows for the fiscal years commenced January 1, 1998 and February 20, 1997 and ended December 31, 1998 and 1997, with the balance sheet at December 31, 1998 and 1997 and the statements of income/(loss) and cash flows for the fiscal years commenced January 1, 1998 and February 20, 1997 and ended December 31, 1998 and 1997 of its Subsidiary Company Inversora Electrica de Buenos Aires S.A. on a line-by-line basis, following the procedure established by technical Resolution No. 4 of the Argentine Federation of Professional Councils of Economic Sciences (FACPCE). EDEA S.A. started operations on June 2, 1997.

                  The following data reflect the corporate control:

                        Subsidiary                  Principal line of business                   Percentage held
                  -----------------------    --------------------------------------------        ---------------
                  Inversora Electrica de     Equity interest in Empresa  Distribuidora de               55%
                  Buenos Aires S.A.          Energia Atlantica S.A. (EDEA S.A.). It holds
                                             the corporate control (90%).


NOTE 2:           FINANCIAL STATEMENT PRESENTATION AND ACCOUNTING POLICIES

                  The financial statements of the subsidiary have been prepared based on criteria consistent with those applied by Buenos Aires Energy Company S.A. for preparing its financial statements.

                  For purposes of comparison, the balances at December 31, 1997 have been reclassified to state them on a consistent basis with those of the Current year.

                  In addition, the principal valuation and disclosure criteria used for preparing the consolidated financial statements of the subsidiary at December 31, 1998, which have not been explained in the note on accounting policies of the Controlling Company, are as follows:

                        BUENOS AIRES ENERGY COMPANY S.A.
                           AND ITS SUBSIDIARY COMPANY
           NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)


NOTE 2:           (Continued)

                  a.       Investments

                           These correspond to units in mutual funds, which have been valued at their quotation value at closing date.

                  b.       Other receivables

                           These include, among others, the following:

                           - Receivables for the supply of electricity not transferred to EDEA S.A. and for which negotiations have been initiated with the Ministry of Works and Public Services of the Province of Buenos Aires, as mentioned in
                                    Note 5 to the consolidated financial
                                    statements. Only for accounting purposes, these receivables have been disclosed at a value of Pesos 1.

                  c.       Fixed assets

                           The value of the fixed assets transferred to EDEA S.A. for the rendering of public utility services has been determined considering the purchase price paid by the majority shareholder (Buenos Aires Energy Company Sociedad Anonima) for the capital stock, less the assets and liabilities transferred by the Licensor.

                           Based on a technical appraisal report issued by independent experts, EDEA S.A. has assigned the total value to the different captions forming part of the fixed assets transferred, as well as their remaining useful life. Depreciation has been calculated following the straight-line method.

                           Additions carried out subsequently have been disclosed in constant currency values.

                        BUENOS AIRES ENERGY COMPANY S.A.
                           AND ITS SUBSIDIARY COMPANY
           NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)


NOTE 2:           (Continued)

                           The values thus determined are disclosed net of their corresponding accumulated depreciation calculated based on the straight-line method, taking the estimated useful lives of the assets.

                           Materials and spare parts in stock at closing date, considered as fixed assets, were valued at their estimated replacement cost at that date. Consumption of such assets is included in the cost of sales for the year in which they were used up.

                           The value of the Fixed Assets, taken as a whole, does not exceed their estimated recoverable value, as disclosed by business projections taken as a whole.

                  d.       Intangible assets

                           This caption includes the following items:

                           - EDEA S.A.'s obligation to bear certain costs and/or expenses, in accordance with the License agreement.

                           - Pre-operating and organization expenses of EDEA S.A.

                           - Labor commitments with EDEA S.A.'s personnel determined through actuarial estimates, as described in Note 17 to the consolidated financial statements.

                           -        EDEA S.A.'s Systems development expenses.

                           Intangible assets will be amortized based on the straight-line method over fifteen years calculated on a monthly basis, considering the first management period, mentioned in Note 10 to the consolidated financial statements. Systems development expenses will be amortized based on the straight-line method over a maximum five-year period.

                           Additionally, this caption includes the following items:

                        BUENOS AIRES ENERGY COMPANY S.A.
                           AND ITS SUBSIDIARY COMPANY
           NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)


NOTE 2:           (Continued)

                           - Payment made for Consulting work and expenses engaged for purposes of the International Public Bid for the purchase of the Share Capital of Empresa Distribuidora de Energia Atlantica Sociedad Anonima - #11.3.j. of the Terms and Conditions for the Bid. These expenses are amortized under the straight-line method over fifteen years calculated on a monthly basis, considering the first management period mentioned in
                                    Note 10 to the consolidated financial
                                    statements.

                           - Other expenses relating to the International Public Bid mentioned above, in addition to those provided for in #11.3.j. of the Terms and Conditions for the Bid, which are amortized under the same method and over the same period.

                           - Other expenses relating to the bridge loan granted by Citibank N.A. Bahamas Branch to make the irrevocable contribution to EDEA S.A. These expenses are amortized in line with the straight-line method, over the life of the negotiable bond program (5 and 7 years), which replaced the loan mentioned, calculated on a monthly basis.

                           - Expenses connected with the issuance of the Negotiable Bonds - Note 8 -. These expenses are amortized in line with the straight-line method, over the life of the negotiable bond program (5 and 7 years), calculated on a monthly basis.

                           e)       Other assets

                                    Includes a time deposit with Mercobank S.A., maturing in 2001, together with shares and bonds received from that bank as settlement of restricted savings account and checking account balances of EDEA S.A., deposited with Banco Credito Provincial, as mentioned in Note 20 to the consolidated financial statements. These assets are disclosed at their estimated replacement value.

                        BUENOS AIRES ENERGY COMPANY S.A.
                           AND ITS SUBSIDIARY COMPANY
           NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)


NOTE 3:           BREAKDOWN OF BALANCE SHEET CAPTIONS

                  Balance Sheet

                  As at December 31, 1998 and 1997, the breakdown of balance sheet captions is as follows:

                  a.   Cash and Banks

                                                                    December 31, 1998      December 31, 1997
                                                                         (Pesos)                (Pesos)
                                                                         -------                -------
                       Cash                                                16,047                16,282
                       Imprest fund                                        42,568                25,310
                       Fund collected to be deposited                     203,862               110,841
                       Banks                                            2,260,467             1,082,037
                       Bank in foreign currency (Schedule G)                  304                24,144
                                                                      -----------           -----------
                       TOTAL                                            2,523,248             1,258,614
                                                                      ===========           ===========

                  b.   Trade receivables

                       CURRENT
                       Trade debtors                                   40,947,429            37,151,393
                       Energy supplied pending invoicing               19,721,000            18,203,567
                       Others                                           6,792,656             6,786,665
                                                                      -----------           -----------
                       SUBTOTAL                                        67,461,085            62,141,625
                       Less: Bad debt allowance (Schedule E)          (17,479,462)          (21,239,847)
                                                                      -----------           -----------
                       SUBTOTAL                                        49,981,623            40,901,778
                                                                      -----------           -----------
                       NON-CURRENT
                       Trade debtors (1)                                7,483,705             1,363,136
                       Less: Bad debt allowance (Schedule E)           (4,455,538)                   --
                                                                      -----------           -----------
                       SUBTOTAL                                         3,028,167             1,363,136
                                                                      -----------           -----------
                       TOTAL                                           53,009,790            42,264,914
                                                                      ===========           ===========

                           (1)      Includes refinanced agreements

                        BUENOS AIRES ENERGY COMPANY S.A.
                           AND ITS SUBSIDIARY COMPANY
           NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)


NOTE 3:           (Continued)

                  c.   Other receivables

                                                                      December 31, 1998      December 31, 1997
                                                                           (Pesos)                (Pesos)
                                                                      -----------------     -----------------
                       CURRENT
                       Documents with first maturity following
                       April 1, 1997, (less than 60-day default
                       as at June, 2 1997)                                          403                   403
                       Non-transferred documents included in
                       Circular No. 88 of the Terms of Reference
                       and Conditions                                               874                   874
                       Miscellaneous                                                 12                    12
                                                                      -----------------     -----------------
                       SUBTOTAL (NOTE 5)                                1,288,983             1,288,983
                       Bad debt allowance (Schedule E)                 (1,288,982)           (1,288,982)
                       Employees Stock Ownership Plan                   1,559,972                   906
                       VAT credit                                                   359                   358
                       Miscellaneous advance payments                               127                   189
                       Intercompany receivables
                         United utilities Int. Ltd.                                   3                    --
                         Empresa de Energia Rio Negro S.A.                           --                    69
                       Receivables from the staff                                   187                   540
                       Banco Credito Provincial (Note 20)                            --                   713
                       Receivables from ESEBA S.A.                                  903                   603
                       Other receivables                                            252                    46
                                                                      -----------------     -----------------
                       SUBTOTAL                                         3,391,004             3,423,890
                                                                      -----------------     -----------------
                       NON-CURRENT
                       Loans to personnel                                           355                   162
                       Employee Stock Ownership Plan                   37,148,334            39,494,261
                       Banco Credito Provincial (Note 20)                            --       1,664,291
                       Bad debt allowance
                       (Note 20 and Schedule E)                                      --                  (357)
                                                                      -----------------     -----------------
                       SUBTOTAL                                        37,502,967            40,963,668
                                                                      -----------------     -----------------
                       TOTAL                                           40,893,971            44,387,558
                                                                      =================     =================

                        BUENOS AIRES ENERGY COMPANY S.A.
                           AND ITS SUBSIDIARY COMPANY
           NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)


NOTE 3:           (Continued)

                  d.    Other assets

                                                                           December 31, 1998   December 31, 1997
                                                                                (Pesos)             (Pesos)
                                                                             ---------------     ---------------
                        Time deposit with Mercobank (Note 20)                           574                   --
                        Mercobank S.A. shares (Note 20)                                 933                   --
                        Valuatio allowance (Note 20 and Schedule E)                    (324)                  --
                        Mercobank S.A. Bond "C" (Note 20)                               741                   --
                        Bad debt allowance (Note 20 and Schedule E)                    (593)                  --
                                                                            ---------------    -----------------
                        TOTAL                                                 1,332,206                       --
                                                                            ===============    =================

                  e.    Commercial liabilities

                        In local currency
                           Suppliers                                          8,251,465           6,355,777
                           Provisions for invoices to be receive              5,842,853           5,315,880
                                                                             ---------------     ---------------
                        SUBTOTAL                                             14,094,318          11,671,657
                                                                             ---------------     ---------------
                        In foreign currency (Schedule G)
                            Suppliers                                         4,856,990           5,580,888
                            Provisions for invoices to be receive             1,121,322           1,957,508
                                                                             ---------------     ---------------
                        SUBTOTAL                                              5,978,312           7,538,396
                                                                             ---------------     ---------------
                        TOTAL                                                20,072,630          19,210,053
                                                                             ===============     ===============

                        BUENOS AIRES ENERGY COMPANY S.A.
                           AND ITS SUBSIDIARY COMPANY
           NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)



NOTE 3:           (Continued)

                  f.   Bank and financial loans

                                                                       December 31, 1998           December 31, 1997
                                                                            (Pesos)                      (Pesos)
                                                                     -----------------------        ------------------
                       CURRENT
                       In foreign currency (Schedule G) (1)
                            Citibank                                   9,800,000                      4,350,000
                            Banco Rio de la Plata                      4,550,000                      7,440,000
                            Banco del Buen Ayre                        8,000,000                                    --
                            Banco Provincia de Buenos Aires                               --          1,215,000
                            Bank Boston                                            5,600,000                        --
                            Accrued interest                                       6,120,507          5,614,262
                                                                     -----------------------        ------------------
                       SUBTOTAL                                       34,070,507                     18,619,262
                                                                     -----------------------        ------------------
                       In local currency
                            Bank Boston - overdraft                                      115                        --
                                                                     -----------------------        ------------------
                       SUBTOTAL                                       34,070,622                     18,619,262
                                                                     -----------------------        ------------------
                       NON-CURRENT
                       Negotiable Bonds (Schedule G)                 230,000,000                    230,000,000
                                                                     -----------------------        ------------------
                       TOTAL                                         264,070,622                    248,619,262
                                                                     =======================        ==================

                           (1) Periodically renewed loans

                        BUENOS AIRES ENERGY COMPANY S.A.
                           AND ITS SUBSIDIARY COMPANY
           NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)


NOTE 3:           (Continued)

                  g.       Intercompany liabilities

                                                                                December 31, 1998   December 31, 1997
                                                                                      (Pesos)            (Pesos)
                                                                                 ---------------     ---------------
                           CURRENT
                           CNG International Corporation (Note 7 and
                           Schedule G)                                                       858                 424
                           Loma Negra S.A.-Note 7 and Schedule G)                             --                 424
                           United Utilities International Ltd. (Schedule G)                  723                 774
                           Camuzzi Argentina S.A                                             674      1,110,103
                           Camuzzi Argentina S.A. (Note 7 and Schedule G)         2,573,131           1,272,548
                           Camuzzi Gas Pampeana S.A                                          673                  89
                           Central Piedra Buena S.A. (Schedule G)                             --      1,610,728
                           United Utilities International Argentina S.A.          1,208,936           1,044,663
                           United Utilities International Argentina S.A.
                           (Schedule G)                                                      111                  --
                                                                                 ---------------     ---------------
                           SUBTOTAL                                               6,820,807           6,748,969
                                                                                 ---------------     ---------------
                           NON-CURRENT
                           Camuzzi Argentina S.A. (Note 7 and Schedule G)                    765      1,836,000
                           CNG International Corporation (Note 7 and
                           Schedule G)                                                       255                 612
                           Loma Negra S.A. -Note 7 and Schedule G)                            --                 612
                           United Utilities International Ltd. (Schedule G)                  360      1,080,000
                                                                                 ---------------     ---------------
                           SUBTOTAL                                               1,380,000           4,140,000
                                                                                 ---------------     ---------------
                           TOTAL                                                  8,200,807          10,888,969
                                                                                 ===============     ===============

                  h.       Social security liabilities

                           Salaries payable                                                    2                  26
                           Social security charges payable                        1,159,985                 988
                           Accrued vacations                                      1,169,669           1,489,914
                           Provision for annual bonus based on efficiency         1,669,991           1,338,026
                           Provision for tourism assignment                                   50                  52
                                                                                 ---------------     ---------------
                           TOTAL                                                  4,051,454           3,893,638
                                                                                 ===============     ===============

                        BUENOS AIRES ENERGY COMPANY S.A.
                           AND ITS SUBSIDIARY COMPANY
           NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)



NOTE 3:           (Continued)

                  i.       Tax payables

                                                                                December 31, 1998  December 31, 1997
                                                                                     (Pesos)             (Pesos)
                                                                                 ---------------     --------------
                           National taxes
                               Law 23,681                                                     83                 83
                               VAT Debit                                          1,175,429                      --
                               Tax on financial cost                                         912                 --
                               Income tax                                         8,080,059          1,692,994
                                                                                 ---------------     --------------
                           SUBTOTAL                                              10,250,479          1,775,640
                                                                                 ---------------     --------------
                           Provincial taxes
                               Law 7,290                                                     877                948
                               Law 9,038                                                     481                520
                               Law 11,769 section 72 bis                                     353                587
                               Gross revenue tax                                             151                149
                                                                                 ---------------     --------------
                           SUBTOTAL                                               1,862,590          2,203,708
                                                                                 ---------------     --------------
                           Municipal taxes
                               Law 11,769 Section 72/Ter.                         1,750,765          1,659,298
                               Law 10,740                                                    808     1,469,107
                                                                                 ---------------     --------------
                            SUBTOTAL                                              2,558,454          3,128,405
                                                                                 ---------------     --------------
                            TOTAL                                                14,671,523          7,107,753
                                                                                 ===============     ==============

                  j.       Other liabilities

                           CURRENT
                           Labor commitment towards personnel (Note 17)                       38                 34
                           Inspection and control rate                                        --                586
                           User guarantee deposit                                            230                 --
                           Miscellaneous                                                     471                477
                                                                                 ---------------     --------------
                           SUBTOTAL                                                          739     1,097,132
                                                                                 ---------------     --------------
                           NON-CURRENT
                           Labor commitment towards personnel (Note 17)           1,937,328          1,755,155
                           Miscellaneous                                                       2                  2
                                                                                 ---------------     --------------
                           SUBTOTAL                                               1,939,328          1,757,155
                                                                                 ---------------     --------------
                           TOTAL                                                  2,678,377          2,854,287
                                                                                 ===============     ==============

                        BUENOS AIRES ENERGY COMPANY S.A.
                           AND ITS SUBSIDIARY COMPANY
           NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

NOTE 4:           FIXED ASSETS TRANSFERRED

                  According to the Terms of Reference and Conditions for the International and National Public Bid called for all the shares of Empresa Distribuidora de Energia Atlantica S.A. and the License Agreement, the fixed assets transferred by the Licensor to EDEA S.A. include, among others, Properties, Vehicles, Transformation Stations, Works in Progress, Materials and Spare Parts and any other assets necessary for the rendering of the public utility service existing at the moment in which EDEA S.A. started its operations.

                  These assets shall only be used in connection with the rendering of the public utility service, and shall be transferred to the Province of Buenos Aires upon expiration of the License.

NOTE 5:           OTHER RECEIVABLES NOT TRANSFERRED

                  The subsidiary (EDEA S.A.) has started negotiations with the Ministry of Works and Public Services of the province of Buenos Aires, with respect to certain receivables for energy supply and others which should have been transferred, as construed by EDEA S.A. from the Share Transfer Agreement dated June 2, 1997.

                  EDEA S.A. has accounted for such receivables, whose face value amounts to pesos 1,288,983, as described in Note 3.c to the consolidated financial statements.

NOTE 6:           EMPLOYEE STOCK OWNERSHIP PROGRAM

                  Ordinary Class C shares of EDEA S.A., representing 10% of its capital stock, were transferred to Inversora Electrica de Buenos Aires to be held by Banco de la Provincia de Buenos Aires as trustee, until the Employee Stock Ownership Participation Program is implemented with them.

                        BUENOS AIRES ENERGY COMPANY S.A.
                           AND ITS SUBSIDIARY COMPANY
           NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

NOTE 6:           (Continued)

                  Pursuant to Chapter XII of the Terms of Reference and Conditions and to Clause Nine of Circular No. 36 for the privatization of EDEA S.A., the employees of such Company who elect to participate in the Stock Ownership Program shall pay the purchase price of Ordinary Class C shares to the Licensees, with the full amount of annual dividends corresponding to such shares, net of the Trustee's fees and the creation of a Guarantee and Repurchase Fund.

                  Accordingly, such receivable is disclosed under Other Receivable in the consolidated financial statements. The classification as current and non-current was made based on the projection of dividends distributed and to be distributed by EDEA S.A.

NOTE 7:           LOANS FROM THE SHAREHOLDERS OF THE CONTROLLED COMPANY

                  On May 27, 1997, IEBA S.A. requested the financial assistance of its shareholders, pro rata to their shareholdings, for the payment of the price balance of the shares in Empresa Distribuidora de Energia Atlantica S.A. The amounts obtained were as follows:

                  Buenos Aires Energy Company S.A.          U.S.$ 16,500,000 (1)
                  United Utilities International Limited    U.S.$ 13,500,000

                  (1) Amount contributed by the shareholders of BAECO in
                      proportion to their shareholdings.

                  These loans were partially settled with the proceeds of the issuance of Negotiable Bonds mentioned in Note 8 to the consolidated financial statements and the balance was renegotiated as follows:

                        BUENOS AIRES ENERGY COMPANY S.A.
                           AND ITS SUBSIDIARY COMPANY
           NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

NOTE 7:           (Continued)

                  Loan from United Utilities International Limited for U.S.$ 13,500,000

                  - U.S.$ 9,450,000 plus interest were settled on September 24, 1997, with the proceeds of the Negotiable Bonds.

                  - U.S.$ 2,250,000 were allocated to an irrevocable contribution.

                  - U.S.$ 1,800,000 were refinanced in 5 semiannual installments of U.S.$ 360,000 each, due as from March 31, 1998. Interest rate: LIBOR, 180-day rate.

                  Loan from the shareholders of BAECO S.A. for U.S.$ 16,500,000

                  - U.S.$ 11,400,000 plus interest were settled after September 30, 1997, with the proceeds of the Negotiable Bonds.

                  - U.S.$ 5,100,000 were refinanced in 5 semiannual installments of U.S.$ 1,020,000 each, maturing on March 31, 1998. Interest rate: LIBOR, 180-day rate.

                  The loans mentioned above outstanding at December 31, 1998, plus interest, are disclosed in the consolidated financial statements as current and non-current loans in accordance with the renegotiations described above.

NOTE 8:           ISSUANCE OF NEGOTIABLE BONDS

                  On September 24, 1997, IEBA S.A. issued Negotiable Bonds non-convertible into shares, under the Negotiable Bond Program approved by the CNV through Resolutions Nos. 11,880 and 11,898 dated September 8 and September 18, respectively.

                  The conditions of the issuance were as follows:

                        BUENOS AIRES ENERGY COMPANY S.A.
                           AND ITS SUBSIDIARY COMPANY
           NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

NOTE 8:           (Continued)

                  Class A securities

                  . Face value:             U.S.$ 100,000,000
                  . Annual interest rate:   8.65% payable semi-annually in
                                            arrears
                  . Maturity of principal:  September 16, 2002.

                  Class B securities

                  . Face value:             U.S.$ 130,000,000
                  . Annual interest rate:   9.00%, payable semi-annually in
                                            arrears
                  . Maturity of principal:  September 16, 2004.

                  The main restrictions under the conditions for the issuance of the Negotiable Bonds are the following:

                  Limitation on Additional indebtedness: The Issuer shall not, create, incur, assume or issue either, directly or indirectly, guarantee or in any manner become, either directly or indirectly, liable for or with respect to it ("incur") or tolerate any Indebtedness (including the Acquired Indebtedness), except for Indebtedness falling within at least one of the following categories:

                  (i) Indebtedness under the Securities and the Trust Agreement;
                  (ii) Indebtedness of the Issuer and of the Restricted Subsidiaries outstanding at the Issue Date after giving effect to the application of the proceeds of the sale of Securities;
                  (iii) Indebtedness of the Issuer or of any Restricted Subsidiary; provided that, following such Indebtedness and after giving effect thereto, (a) no Default or Event of Default shall have occurred and be continuing, (b) the Consolidated EBITDA Coverage Ratio of the Issuer determined on a pro forma basis, for the last four fiscal quarters, taken as a whole, and assuming such Indebtedness had been incurred on the first day of such fourth quarter, had been at least 2.0 to 1.0; (iv) the Indebtedness incurred between the Issuer and any Restricted Subsidiary; (v) Indebtedness incurred in Interest Rate Agreements or Currency Agreements entered into with the purpose of hedging the fluctuations of interest rates or currency with respect to such Indebtedness and not for

                        BUENOS AIRES ENERGY COMPANY S.A.
                           AND ITS SUBSIDIARY COMPANY
           NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

NOTE 8:           (Continued)

                  speculation purposes; (vi) (a) the Indebtedness of the Issuer regarding (1) the purchase price of the property acquired in the ordinary course of business or (2) obligations under other transactions related to capital investments; and (b) additional Indebtedness of EDEA provided that (x) such Indebtedness is assumed in relation to EDEA's business and operations, (y) such Indebtedness is not incurred in relation to a Permitted Investment under subsections (vi) or (vii) of the corresponding definition; and (z) immediately after the assumption of an Indebtedness and after giving effect thereto, the ratio (A) of the aggregate sum of EDEA's Total Consolidated Indebtedness plus any Indebtedness of the Issuer then incurred pursuant to subsection (a) above, to (B) EDEA's Total Consolidated Capitalization, does not exceed 0.40 to 1.00; and (vii) the replacements, renewals, refinancing and extensions of the Indebtedness described in clauses (i) through (vii) above; provided, however, that any such replacements, renewals, refinancing and extension (a) shall not provide for any mandatory redemption, amortization or sinking fund requirement in an amount in excess of the amounts or at a date prior to the dates specified in the Indebtedness being replaced, renewed, refinanced or extended, and (b) shall not exceed the principal amount (plus accrued interest, prepayment premium and costs of operations, if any) of the Indebtedness.

                  Limitation on Restricted Payments: The Issuer shall not make, and shall not permit any of the Restricted Subsidiaries to, directly or indirectly, make any Restricted Payment unless:

                  (i) no Default or Event of Default had occurred and be continuing at the time or after giving effect to such Restricted Payment; (ii) (A) up to September 30, 2000, the Consolidated EBITDA Coverage Ratio is at least 1.75 to 1.0 and
                  (B) thereafter the Issuer may incur an additional Indebtedness of U.S.$1.00 pursuant to clause (iii) of the "Limitation on Additional Indebtedness" covenant; and (iii) immediately after giving effect to such Restricted Payment, the aggregate of all Restricted Payments declared or made after the Issue Date does not exceed the sum of: (a) the difference between the sum of
                  (1) 100% of cumulative Consolidated EBITDA (or if such consolidated cumulative EBITDA is negative, less

                        BUENOS AIRES ENERGY COMPANY S.A.
                           AND ITS SUBSIDIARY COMPANY
           NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

NOTE 8:           (Continued)

                  100% of such amount) and (2) the result of multiplying 1.5 times the Consolidated Net Interest Expense, in each instance calculated for the fiscal year (taken as one accounting period) commenced on June 2, 1997 and ended on the last day of the last full fiscal quarter immediately preceding such Restricted Payment for which quarterly or annual financial statements of the Issuer are available, and (b) 100% of the aggregate Net Proceeds received by the Issuer from the issuance or sale, after the Issue Date, of Capital Stock (other than Disqualified Capital Stock) of the Issuer or any Indebtedness or other securities of the Issuer convertible into Capital Stock (other than Disqualified Capital Stock) or exercisable or exchangeable for Capital Stock of the Issuer which have been so converted, exercised or exchanged, as the case may be.

                  For purposes of determining the amounts expended for Restricted Payments, cash distributed shall be valued at the face value thereof and property other than cash shall be valued at its Fair Market Value.

                  Notwithstanding the foregoing, the Company may make Permitted Payments.

                  "Permitted Payments" include:

                  (x) the payment of any dividend within 60 calendar days after the date of declaration thereof, if at such date of such declaration the payment complied with the provisions of the Trust Agreement, (y) the withdrawal of any Capital Stock or Subordinated Indebtedness of the Issuer or of any Restricted Subsidiary by conversion into or by exchange for, shares of Capital Stock of the Issuer or of any Restricted Subsidiary (other than Disqualified Capital Stock), or out of the proceeds of the substantially concurrent sale (other than to a Restricted Subsidiary of the Issuer) of Capital Stock (other than Disqualified Capital Stock) of the Issuer; and (z) the withdrawal of any Subordinated Indebtedness of the Issuer by exchange for or out of the proceeds of the substantially concurrent sale (other than to a Restricted Subsidiary) of Subordinated Indebtedness of the Issuer permitted to be incurred in accordance with the "Limitation on Additional Indebtedness" covenant herein.

                        BUENOS AIRES ENERGY COMPANY S.A.
                           AND ITS SUBSIDIARY COMPANY
           NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

NOTE 8:           (Continued)

                  In determining the amount of Restricted Payments permissible under clause (iii) above, amounts expended pursuant to clauses
                  (x), (y) and (z) in the preceding paragraph shall be included as Restricted Payments.

                  Limitation on liens. The Issuer shall not, whether indirectly or directly, and shall not permit any of its Restricted Subsidiaries to create, incur, assume or suffer to exist any Lien (other than a Permitted Lien) of any kind upon any of their respective property or assets now owned or hereafter acquired (including any Capital Stock) or proceeds therefrom securing any Indebtedness, unless the Securities and all the amounts due under the Trust Agreement are equally and ratably secured by such Lien upon such property, assets or proceeds, together with (or prior to, in the event the obligation or liability to be secured with such a Lien were a Subordinate Indebtedness) the obligation or liability secured by such Lien.

                  Ownership of voting stock of EDEA. The Issuer shall at all times maintain ownership of at least 90% of the securities of EDEA entitled to vote.

                  In addition to the aforementioned restrictions, there are other restrictions related to the following:

                  Limitation on dividends and other payment restrictions affecting the Subsidiaries.

                  Disposal of the proceeds of sales of assets.

                  Limitation on transactions with affiliates.

                  Limitation on mergers, mergers by absorption and sales of assets.

                  Limitation on designation of unrestricted Subsidiaries.

                        BUENOS AIRES ENERGY COMPANY S.A.
                           AND ITS SUBSIDIARY COMPANY
           NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

NOTE 9: CALCULATION OF THE CONSOLIDATED EBITDA AND CONSOLIDATED EBITDA COVERAGE RATIO

                  In accordance with the commitments under the issuance of Negotiable Bonds, the breakdown of the calculation of the EBITDA shall be the following:

                  NET CONSOLIDATED LOSS OF SUBSIDIARY                                             (3,228,586)
                  PLUS:
                  Income tax                                     10,329,955
                  Financial gain/(loss)                          23,534,447
                  Depreciation and Amortization                  13,913,439
                  Minority interest                               1,865,996
                  Extraordinary loss                                            543               50,187,039
                                                             ------------------------             ------------------------

                  LESS:
                  Dividends from the minority interest
                  (Net of corresponding payments received
                  from the PPAP)                                               (231)
                  Financial gain/(loss)                          (2,417,783)
                  Amortization of negative goodwill                              --
                  Extraordinary income                                           --               (2,648,482)
                                                             ------------------------             ------------------------
                                                                                                  44,309,971
                                                                                                  ========================

                  According to the commitments undertaken under the negotiable Bond Issuance Program, the breakdown of the calculation of the consolidated EBITDA coverage Ratio is as follows:

                  Consolidated EBITDA (last four quarters)          44,309,971
                                                                    ----------    = 2.00
                  Consolidated interest expenses +
                  Dividends paid to third parties                   22,197,508

NOTE 10:          MANAGEMENT PERIOD OF EDEA S.A.

                  In accordance with the provisions of Sections 6 through 12 of the License Agreement, the term thereof shall be divided into management periods. The first period shall extend for fifteen years, as from takeover, and the remaining eight periods shall be for ten years each, as from the end of the preceding management period.

                        BUENOS AIRES ENERGY COMPANY S.A.
                           AND ITS SUBSIDIARY COMPANY
           NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

NOTE 10:          (Continued)

                  At least six months prior to the end of each management period, Inversora Electrica de Buenos Aires S.A. shall be able to sell its holding of Class A shares of the Licensee -EDEA S.A.- through an International Public Bidding called for by the Ministry of Works and Public Services of the Province of Buenos Aires.

NOTE 11:          SECURITIES GRANTED BY THE CONTROLLED COMPANY

                  In compliance with section 38 of the License Agreement, Class A Shares of EDEA, owned by Inversora Electrica de Buenos Aires S.A., are pledged in security for the performance of the obligations undertaken thereunder, under the following terms and conditions:

                  * The pledged Class A shares shall be delivered to the Licensor.

                  * The holders of Class A shares shall undertake the obligation to increase this security by creating a similar pledge on any Class A shares acquired thereafter by the Licensee, as a result of new capital contributions or capitalization of profits and/or balances of capital adjustments and/or share dividends.

                  * The pledge thus created shall be maintained during the term of the License and such lien shall survive the succeeding transfers of Class A shares.

NOTE 12:          RESTRICTIONS ON THE TRANSFER OF SHARES

                  According to Section 16 of the License Agreement, Inversora Electrica de Buenos Aires S.A., as majority shareholder of the Class A shares of EDEA, shall not modify its holding of such shares or sell then for five (5) years as from the date of the enforcement of the License Agreement (June 2, 1997). Following such five-year period, Inversora Electrica de Buenos Aires S.A. shall be able to modify or sell its shareholding, prior authorization of the Competent Authority.

                        BUENOS AIRES ENERGY COMPANY S.A.
                           AND ITS SUBSIDIARY COMPANY
           NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

NOTE 12:          (Continued)

                  Pursuant to Section 16 in fine of the License agreement and to
                  Section 9 of the By-laws, the shareholders of Inversora Electrica de Buenos Aires S.A. are restricted over a five-year period as from the enforcement of the License (June 2, 1997) from modifying their holding of such shares or selling the shares of such Investment Company by a proportion and amount exceeding FORTY NINE PERCENT (49%) of their respective shareholdings of the Investment Company. Following such five-year period, the shareholders will be allowed to dispose of their shareholdings upon prior notice to the Provincial Executive Power through the Relevant Authority, as provided for in Provincial Law No. 11,769.

                  In addition, the technical operator of EDEA S.A. shall not, over a five-year period as from the takeover (June 2, 1997) modify his holding of such shares or sell its Class A shares by a proportion and amount exceeding 39.20% of the total shares representing the capital stock of the Company. Following such five-year period, EDEA S.A. shall be able to modify its shareholding or sell its Class A Shares subject to the ordinary regulations set forth in connection with any of the Company's shareholders.

NOTE 13:          FORWARD CONTRACTS

                  At December 31, 1998, EDEA S.A. has energy sale forward contracts, some of which were received as a result of the privatization process, as follows:

                  -        31 contracts with cooperatives, maturing on year
                           2001,

                  - 21 contracts with large customers maturing between 1998 and year 2000.

                        BUENOS AIRES ENERGY COMPANY S.A.
                           AND ITS SUBSIDIARY COMPANY
           NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

NOTE 14:          INVESTMENTS AND ELECTRIC ENERGY SUPPLY SYSTEM

                  It is EDEA S.A.'s responsibility to make the necessary investments to ensure the rendering of the public service in conformity with the quality levels set in the license agreement, as well as to execute block energy purchase and sale contracts that it considers necessary to cover the current and future demand within the licensed area, in addition to the energy purchase and sale contracts with Central Termica San Nicolas S.A. and the cold reserve contract with Eseba Generacion and Eseba S.A. or their predecessors, which are a requirement of the license, and the lack of supply cannot be given as a reason to be exempt from the responsibility concerning its obligation to provide the service.

NOTE 15:          RESTRICTIONS ARISING FROM THE LICENSE AGREEMENT

                  The rights and obligations of EDEA S.A. arising from the license agreement may not be assigned to any third party without the prior consent of the Provincial Executive Power. However, the prior consent of the Provincial Executive Power shall not be necessary to assign to a third party, for the purpose of granting a security, the economic rights arising from the actual rendering of the utility service regarding which the Licensee is entitled to render pursuant to the license agreement.

NOTE 16:          RESTRICTED ASSETS

                  EDEA S.A. shall be forbidden to create any mortgage, pledge, lien or security interest in favor of third parties upon the assets essential for the service. Notwithstanding the foregoing, EDEA S.A. shall dispose without restrictions of those assets which in the future may be deemed inadequate or unnecessary for such purpose. This restriction shall not extend to the creation of real property rights granted by EDEA S.A. upon an asset at the moment of its acquisition, as a security for the compliance of the payment of the purchase price.

                        BUENOS AIRES ENERGY COMPANY S.A.
                           AND ITS SUBSIDIARY COMPANY
           NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

NOTE 17:          LABOR COMMITMENTS TOWARDS EDEA S.A.'S PERSONNEL

                  In accordance with the provisions of Section 26 of the Collective Bargaining Agreement, every employee availing himself of the pension benefit plan, as well as his beneficiaries, in the case of employees who may have died while rendering services, shall be granted a bonus based on his monthly remuneration and seniority.

                  According to the foregoing, the total cost recorded under income for the period, based on actuarial estimates, is made up of the following items:

                                                                      (Pesos)
                                                                     -----------
                  Costs of services                                     177
                  Interest costs                                        101
                  Amortization of initial commitment                    166
                                                                     -----------
                  Total                                                 444
                                                                     ===========

                  where Costs of Services represent the current estimated actuarial value of the portion of indemnity attributable to the year, Interest Cost corresponds to the interest on the Projected Commitment and the Amortization is the portion corresponding to the Initial Liabilities at June 2, 1997, which amounted to Pesos 2,435,196, to be amortized in 15 equal annual installments.

                  At December 31, 1998, the Projected Commitment has been calculated in a total of Pesos 2,742,370 and the Cumulative Commitment (current actuarial value of the portion of indemnity attributable to past services) totalled Pesos 1,975,752.

                  Considering that the Cumulative Commitment should be disclosed as a minimum, the Minimum Additional Liabilities are recorded as a balancing entry under the Intangible Assets caption, for a total of Pesos 1,334,304 at December 31, 1998.

                        BUENOS AIRES ENERGY COMPANY S.A.
                           AND ITS SUBSIDIARY COMPANY
           NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

NOTE 18:          OTHER INCOME (EXPENDITURE), NET

                  At December 31, 1998 and 1997 the breakdown of this caption is as follows:

                                                                              December 31, 1998           December 31, 1997
                                                                               (loss)/income               (loss)/income
                                                                                   (Pesos)                     (Pesos)
                                                                           ------------------------    ------------------------
                  Recovery of bad debt allowance (Note 22 and Schedule E)    2,851,000                                      --
                  Provision for lawsuits (Schedule E)                                        (120)                          --
                  Others                                                                      185                          (98)
                                                                           ------------------------    ------------------------
                  TOTAL                                                      2,915,742                                     (98)
                                                                           ========================    ========================

NOTE 19:          FINANCIAL INCOME/(LOSS)

                                                                              December 31, 1998           December 31, 1997
                                                                                   (Pesos)                     (Pesos)
                                                                           ------------------------    ------------------------
                  GENERATED BY ASSETS
                  Surcharge for late payment                                 1,609,225                   1,442,316
                  Interest                                                                      737                         128
                  Exchange differences                                                           72                          38
                                                                           ------------------------    ------------------------
                  SUBTOTAL                                                   2,417,783                   1,608,478
                                                                           ------------------------    ------------------------
                  GENERATED BY LIABILITIES
                  Bank fees and expenses                                                      (643)                        (169)
                  Interest on financial transactions and others            (22,108,084)                (12,535,001)
                  Tax on financial cost                                                       (912)                          --
                  Exchange differences                                                         (13)                         (32)
                                                                           ------------------------    ------------------------
                  SUBTOTAL                                                 (23,675,722)                (12,736,119)
                                                                           ------------------------    ------------------------
                  TOTAL                                                    (21,257,939)                (11,127,641)
                                                                           ========================    ========================

                        BUENOS AIRES ENERGY COMPANY S.A.
                           AND ITS SUBSIDIARY COMPANY
           NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

NOTE 20:          RESTRICTION ON FUNDS

                  The Argentine Central Bank (the "BCRA") resolved, under Resolution No. 365 dated August 20, 1997, the complete suspension of the transactions of Banco Credito Provincial S.A., except for those transactions related to the Central Bank derived from monetary regulation and/or exchange transactions; transactions related to purchase and credit cards existing at that date; credit collection transactions, mere custody administrative transactions or those related to the compliance with labor, social security or fiscal obligations; and the payment of pension and survivors' benefits with funds provided by the National Administration of Social Security.

                  In addition, on December 18, 1997, the BCRA through Resolution No. 741 authorized the group of mayor depositors of Banco Credito Provincial S.A., to integrate a retail commercial bank named Mercobank S.A., created pursuant to the provisions of section 7 of the Financial Institutions Law. Furthermore, B.C.R.A. Resolution No. 742 resolved that the privileged assets and liabilities of the Banco Credito Provincial S.A. should be excluded.

                  Furthermore, the exclusion of privileged liabilities was effected for a maximum total amount equivalent to the assets excluded, and the transfer of these assets and liabilities to Mercobank S.A. was authorized, as well as the subscription of the capital stock by the major depositors for an amount of up to Pesos 28,000,000.

                  Mercobank S.A. acknowledged EDEA S.A. deposits for Pesos 1,435,528 equivalent to 60% of the total amount owed by Banco Credito Provincial, and EDEA, as major depositor, instructed the institution about the application of these deposits for an amount of up to Pesos 717,764 earmarked for the subscription of 717,764 ordinary shares, with a face value of Pesos 1 each, as irrevocable capital contribution.

                  In exchange for the difference in this connection, on May 19, 1998 the company received from Mercobank S.A. a certificate covering a time deposit and on June 3, 1998 it collected the coupon No. 1 plus interest accrued for Pesos 147,560. The remaining coupon of Pesos 574,351 will mature on May 14, 2001 and the monthly collection of interest thereon was arranged.

                        BUENOS AIRES ENERGY COMPANY S.A.
                           AND ITS SUBSIDIARY COMPANY
           NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

NOTE 20:          (Continued)

                  In exchange for the balance of privileged liabilities for deposits not assumed by Mercobank S.A., EDEA S.A. would receive Pesos 957,017 in Class C Participation Certificates of the trust set up by Mercobank S.A., of which Promotora Fiduciaria S.A. is the trustee; those certificates are equivalent to 40% of the total amount owed by Banco Credito Provincial S.A.

                  On August 25, 1998, Mercobank S.A. subscribed 215,620 ordinary shares, with a face value of Pesos 1 each, through the capitalization of Pesos 215,620 of the amount of the Class C Participation Certificates of the trust mentioned in the preceding paragraph. In view of this, the balance of those certificates totals Pesos 741,397. The controlled company decided to set up an allowance of Pesos 593,118, which represents the portion of doubtful recovery of the value of the class C certificates received by the Company.

                  At December 31, 1998, the Extraordinary net income/(loss) caption includes the increase of Pesos 236,485 in the aforementioned allowance during this year, net of differences acknowledged by Mercobank S.A. for the deposits in checking account and savings account timely effected by Banco Credito Provincial S.A. and the allowance of Pesos 323,808 for the valuation of Mercobank S.A.'s treasury stock at the estimated recoverable value.

                        BUENOS AIRES ENERGY COMPANY S.A.
                           AND ITS SUBSIDIARY COMPANY
           NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

NOTE 21:          INTERCOMPANY TRANSACTIONS

                  As at December 31, 1998 and 1997, intercompany transactions are as follows:

                                                                       December 31, 1998               December 31, 1997
                                                                           (Pesos)                         (Pesos)
                                                                      ------------------              --------------------
                  TRANSACTIONS LOSS / (INCOME)
                  Camuzzi Gas Pampeana S.A.                                      734                                 16
                  Camuzzi Gas Pampeana S.A.                                      (55)                               (30)
                  Camuzzi Argentina S.A.                              1,222,939       (1)                1,855,001       (2)
                  Central Piedra Buena S.A.                           6,109,488                          1,225,917
                  CNG International Corporation                                   61                                 --
                  CEI Citicorp Holdings S.A.                                      --                                 82
                  Loma Negra S.A.                                                 --                                 82
                  Empresa de Ene-gia Rio Negro S.A.                               --                                (57)
                  United Utilities International Argentina S.A.       1,421,379                          1,222,969
                  United Utilities International Ltd.                            103                                971  (3)

                  (1)  Includes Pesos 207,708 capitalized under Intangible
                       Assets.
                  (2)  Includes Pesos 796,972 capitalized under Intangible
                       Assets.
                  (3)  Includes Pesos 675,000 capitalized under Intangible
                       Assets.

NOTE 22: RECOVERY OF BAD DEBT ALLOWANCE, AGOSBA AND MUNICIPALITY OF GENERAL ALVARADO

                  During this year, and based on the negotiation conducted by EDEA S.A., the debt agreements involving AGOSBA and the Municipality of General Alvarado transferred by ESEBA have been refinanced. This refinancing led to a recovery of the bad debt allowance estimated at the takeover date. This recovery amounts to Pesos 551,000 and Pesos 2,300,000, respectively, under the guarantees received and the concrete possibilities of settling future installments by including certain municipal taxes in the invoices of EDEA's users.

NOTE 23:          ADVANCED DIVIDENDS

                  On July 28, 1998 the Board of Directors of EDEA S.A. approved the distribution of dividends in advance for Pesos 8,568,000, subject to the approval of the shareholders' meeting, of which Pesos 7,711,200 corresponded to IEBA S.A. which had collected them at the closing date.

               BUENOS AIRES ENERGY COMPANY S.A. AND ITS SUBSIDIARY
                                  FIXED ASSETS
      For the fiscal years commenced January 1, 1998 and February 20, 1997 and ended December 31, 1998 and 1997

                                                                    SCHEDULE A

===========================================================================================================
                                                               OPENING VALUE
                   ----------------------------------------------------------------------------------------
                                Value at         Additions                                       Value at
                               beginning          for the                                         end of
                         of year (Note 2.C)        year         Transfers     Deletions            year
                                (Pesos)           (Pesos)        (Pesos)       (Pesos)            (Pesos)
-----------------------------------------------------------------------------------------------------------
Lines                        237,294,808               --             --             --         237,294,080
Connections                   79,089,755               --             --             --          79,089,755
Transformers                   5,758,100               --             --             --           5,758,100
Operation devices             26,262,121               --             --             --          26,262,121
Substations                   12,092,951               --             --             --          12,092,951
Equipment                      3,039,314               35             --             --           3,074,271
Materials and spare parts      7,946,068 (2)    7,505,780     (5,837,082)    (1,280,736) (1)      8,334,030
Meters in use                 16,071,777               --      2,471,501             --          18,543,278
Tools                                117              186             --             --                 303
Devices and instruments               --              137             --             --                 137
Computer equipment                   589              663             --             --           1,251,697
Communications equipment              56               52             --             --                 108
Facilities                            --              143             --             --                 143
Furniture and fixtures               170               62             --             --                 232
Vehicles                             298        1,872,909             --            (12)          2,158,543
Works in progress              3,744,548       10,871,180      3,365,581             --          17,981,309
Land                           2,222,151              411             --             --           2,632,974
Buildings                     21,200,363              273             --             --          21,473,466
Advances to supplier                  --              191             --             --                 191
                           --------------------------------------------------------------------------------
Total at December 31, 1998   415,951,841       22,402,742             --     (1,292,878)        437,061,705
                           --------------------------------------------------------------------------------
Total at December 31, 1997            --      417,053,756             --     (1,101,915)        415,951,841
===========================================================================================================


====================================================================================================================================
                                                  DEPRECIATION
                  -----------------------------------------------------------------------------------
                                               For the year
                  ------------------------------------------------------------------
                          Accumulated                                                    Accumulated     Net carrying   Net carrying
                         at beginning                                                       at end          value at       value at
                           of year            Rate          Amount(3)     Deletions        of year         12.31.98       12.31.97
                            (Pesos)            %            (Pesos)       (Pesos)          (Pesos)          (Pesos)        (Pesos)
------------------------------------------------------------------------------------------------------------------------------------
Lines                       3,132,422           232.00      5,573,428            --        8,705,850      228,588,958    234,162,386
Connections                 1,036,854           230.00      1,844,844            --        2,881,698       76,208,057     78,052,901
Transformers                      100           305.00            178            --              278        5,480,097      5,658,073
Operation devices                 456           300.00            812            --        1,268,571       24,993,550     25,805,680
Substations                       193           280.00            343            --              536       11,556,771     11,900,030
Equipment                         298        17.23/20.00          533            --              831        2,243,148      2,740,898
Materials and spare parts          --            --                --            --               --        8,334,030      8,327,778
Meters in use                     637         6.95/4.00     1,156,253            --        1,793,203       16,750,070     15,434,822
Tools                               5         3,333.00             69            --               74              229            112
Devices and instruments            --         2,000.00              6            --                6              131             --
Computer equipment                 54         3,333.00            364            --              419              833            534
Communications equipment            3         3,333.00             32            --               35               73             53
Facilities                         --         3,333.00             34            --               34              109             --
Furniture and fixtures              3         2,000.00             43            --               46              185            167
Vehicles                           11         2,000.00            204          (405)             214        1,944,354            287
Works in progress                  --            --                --            --               --       17,981,309      3,744,548
Land                               --            --                --            --               --        2,632,974      1,840,441
Buildings                           2           200.00             21            --               22       21,451,303     21,198,853
Advances to supplier               --            --                --            --               --              191             --
                            --------------------------------------------------------------------------------------------------------
Total at December 31, 1998  5,931,789            --        11,213,573          (405)      17,144,957      419,916,748             --
                            --------------------------------------------------------------------------------------------------------
Total at December 31, 1997         --            --         5,931,789            --        5,931,789               --    410,020,052
====================================================================================================================================

Note:

(1) Includes consumption of materials and spare parts for Pesos 708,835 (included in Schedule H) and Other Expenditure for Pesos 571,901

(2) the opening balance of Pesos 381,710 corresponding to materials was reclassified in fixed assets transferred by ESEBA.

(3)  Included in Schedule H.

               BUENOS AIRES ENERGY COMPANY S.A. AND ITS SUBSIDIARY
                                INTANGIBLE ASSETS
      For the fiscal years commenced January 1, 1998 and February 20, 1997 and ended December 31, 1998 and 1997

                                                                    SCHEDULE B

==============================================================================
Principal Account               Opening value
                   -----------------------------------------------------------

                   -----------------------------------------------------------
                    Value at     Additions                     Value at
                   beginning      for the                      end of
                    of year        year         Deletions        year
                    (Pesos)       (Pesos)        (Pesos)       (Pesos)
------------------------------------------------------------------------------
Pre-operating
and organization
expenses           1,903,006           919             --     2,821,829

Consulting fees
and other
expenses re.
international
public bidding
for the purchase
of EDEA S.A.'s
shareholding       5,765,495            --             --     5,765,495

Expenses re. the
issue of
Negotiable
Bonds              4,381,288            --           (147)    4,233,826

Expenses re. Loan
from Citibank      4,636,232            --             --     4,636,232

Costs and
Expenses assumed
under the License
Agreement          3,424,095           172             --     3,596,330

Labor
undertakings as
per Section 26
Collective
Bargaining
Agreement
(Note 17)          1,733,370            --             --     1,733,370

Systems
development              501           797             --     1,297,359
                  ------------------------------------------------------------
Total at
December
31, 1998          22,344,253     1,887,650           (147)  (24,084,441)
                  ------------------------------------------------------------
Total at
December
31, 1997                  --    22,344,253             --    22,344,253
==============================================================================


============================================================================================================================
Principal Account                        Depreciation
                  ----------------------------------------------------------------------------
                                   For the year
                  ----------------------------------------------------------------------------------------------------------
                  Accumulated                                                                        Net book       Net book
                  at beginning                                                     Accumulated       value at       value at
                    of year             Rate                    Deletions(1)         at end          12.31.98       12.31.97
                    (Pesos)              %         Amount(1)      (Pesos)            of year          (Pesos)        (Pesos)
----------------------------------------------------------------------------------------------------------------------------
Pre-operating
and organization
expenses                    60         667.00          152               --                212      2,609,433      1,843,029

Consulting fees
and other
expenses re.
international
public bidding
for the purchase
of EDEA S.A's
shareholding               224         667.00          384               --                609      5,156,912      5,541,280

Expenses re. the
issue of
Negotiable
Bonds                      245       20.00/14.30       735              (33)               947      3,287,130      4,136,371

Expenses re. Loan
from Citibank              435       20.00/14.30       745               --          1,180,217      3,456,015      4,201,415

Costs and
Expenses assumed
under the License
Agreement                  114         667.00          232               --                346      3,250,404      3,310,269

Labor
undertakings as
per Section 26
Collective
Bargaining
Agreement
(Note 17)                  114           --            258               --                399      1,334,304      1,592,338

Systems
development                 19        20/33.33         193               --                212      1,085,523            482
                  ----------------------------------------------------------------------------------------------------------
Total at
December
31, 1998             1,237,827          --       2,699,866              (33)         3,904,720     20,179,721             --
                  ----------------------------------------------------------------------------------------------------------
Total at
December
31, 1997                    --          --       1,237,827               --          1,237,827             --     21,106,426
============================================================================================================================

Note:

(1) Pesos 2,408,859 for Amortization of Intangible Assets and Pesos 258,034 are included under Salaries and Wages in Schedule H.

                        BUENOS AIRES ENERGY COMPANY S.A.
                           AND ITS SUBSIDIARY COMPANY
                                   INVESTMENTS
            Consolidated Balance Sheet at December 31, 1998 and 1997


                                                                      SCHEDULE C

====================================================================

                                      BOOK VALUE        BOOK VALUE
                                      at 12.31.98       at 12.31.97
              ITEM                      (Pesos)           (Pesos)
--------------------------------------------------------------------
CURRENT INVESTMENTS
         Mutual funds
         Provinfondos                        544           1,524,608
                                    --------------------------------
TOTAL CURRENT INVESTMENTS                    544           1,524,608
                                    --------------------------------
TOTAL INVESTMENTS                            544           1,524,608
====================================================================

                        BUENOS AIRES ENERGY COMPANY S.A.
                           AND ITS SUBSIDIARY COMPANY
                                   ALLOWANCES
    For the fiscal years commenced January 1, 1998 and February 20, 1997 and ended December 31, 1998 and 1997

                                                                      SCHEDULE E

====================================================================================================================================
                                        Opening        Additions for                             Net book value     Net book value
                                        Balances         the year           Decrease              at 12.31.98         at 12.31.97
     Item                               (Pesos)          (Pesos)            (Pesos)                  (Pesos)            (Pesos)
------------------------------------------------------------------------------------------------------------------------------------
DEDUCTED FROM ASSETS
Allowance for trade receivables  21,239,847        3,830,573      (1)           3,135,420 (2)   21,935,000          21,239,847
Allowance for other receivables   1,288,982                    --                      --        1,288,982           1,288,982
Allowance for other assets                   357              560 (3)                  --                      917               357
                                 ---------------------------------------------------------------------------------------------------
Total at December 31, 1998       22,885,462        4,390,866          3,135,420                 24,140,908                        --
                                 ---------------------------------------------------------------------------------------------------
Total at December 31, 1997                    --  22,923,857      (4)                  38                       --  22,885,462
                                 ---------------------------------------------------------------------------------------------------
CARRIED UNDER LIABILITIES
For lawsuits                                  --              120 (5)                  --                      120                --
                                 ---------------------------------------------------------------------------------------------------
Total at December 31, 1998                    --              120                      --                      120                --
                                 ---------------------------------------------------------------------------------------------------
Total at December 31, 1997                    --               --                      --                       --                --
====================================================================================================================================

Note:
(1)   Included in Schedule H.
(2) Pesos 2,851,000 were included in Other income (expenditure), net (note 18 and 22) and Pesos 284,420 correspond to allowances used during the year
(3)   Included in Extraordinary Net income / (loss) (Note 20)
(4)   Pesos 22,567,224 determined as at the takeover
(5)   Included in Other income (expenditure), net (Note 18)

                        BUENOS AIRES ENERGY COMPANY S.A.
                           AND ITS SUBSIDIARY COMPANY
                     FOREIGN CURRENCY ASSETS AND LIABILITIES
            Consolidated Balance Sheet at December 31, 1998 and 1997

                                                                      SCHEDULE G

==================================================================================================================================
                                                                                                    Amount in          Amount in
                                                                                                    Argentine          Argentine
                                                                                                     currency           currency
                                               Type and amount of                                   at 12.31.98        at 12.31.97
        ITEMS                                  foreign currency           Exchange rate              (Pesos)            (Pesos)
----------------------------------------------------------------------------------------------------------------------------------
CURRENT ASSETS
Cash and banks
     Trade & Commerce                            U.S.$         304           10,000,0000                304                    24
                                                                                            --------------------------------------
TOTAL CURRENT ASSETS                                                                                    304                    24
                                                                                            --------------------------------------
TOTAL ASSETS                                                                                            304                    24
                                                                                            --------------------------------------
CURRENT LIABILITIES
Commercial liabilities                           U.S.$   5,978,312           10,000,0000      5,978,312          7,538,396
Bank and financial loans (including interest)    U.S.$  34,070,507           10,000,0000     34,070,507         18,619,262
Intercompany liabilities
     Camuzzi Argentina S.A.                      U.S.$   2,573,131           10,000,0000      2,573,131          1,272,548
     CNG International Corporation               U.S.$         858           10,000,0000                 858                  424
     Loma Negra S.A.                                            --                                        --                  424
     United Utilities International LTD          U.S.$         723           10,000,0000                 723                  774
     United Utilities International Argentina
     S.A.                                        GB(pound)      67           16,627,0000                 111                   --
     Central Piedra Buena                                       --                                        --     1,610,728
                                                                                            --------------------------------------
TOTAL CURRENT LIABILITIES                                                                    44,313,764         30,663,306
                                                                                            --------------------------------------
NON-CURRENT LIABILITIES
Bank and financial Loans
     Negotiable bonds - Principal                U.S.$ 230,000,000           10,000,0000    230,000,000        230,000,000
Intercompany liabilities
     Camuzzi Argentina S.A.                      U.S.$         765           10,000,0000                 765     1,836,000
     CNG International Corporation               U.S.$         255           10,000,0000                 255                  612
     Loma Negra S.A.                                                                                      --                  612
     United Utilities International LTD          U.S.$         360           10,000,0000                 360     1,080,000
                                                                                            --------------------------------------
                                                                                              1,380,000          4,140,000
                                                                                            --------------------------------------
TOTAL NON-CURRENT LIABILITIES                                                               231,380,000        234,140,000
                                                                                            --------------------------------------
TOTAL LIABILITIES                                                                           275,693,764        264,803,306
==================================================================================================================================

                        BUENOS AIRES ENERGY COMPANY S.A.
                           AND ITS SUBSIDIARY COMPANY
          INFORMATION REQUIRED UNDER ART. 64, CLAUSE (b) OF LAW 19,550
      For the fiscal years commenced January 1, 1998 and February 20, 1997 and ended December 31, 1998 and 1997

                                                                      SCHEDULE H

===========================================================================================================================
                                                      Administrative      Marketing           Total              Total
                                   Cost of sales        expenses           expenses         at 12.31.98        at 12.31.97
     Items                           (Pesos)            (Pesos)            (Pesos)           (Pesos)            (Pesos)
---------------------------------------------------------------------------------------------------------------------------
Purchase of energy
and power                          114,354,252                 --                 --        114,354,252         71,136,331
Fees for services                    2,268,047                960                444          3,671,794          2,518,076
Salaries and wages                  15,056,604          2,302,906          4,689,324         22,048,834         12,832,933
Traveling expenses                         284                330                117                731                361
Taxes and charges                    2,314,849                 --                178          2,492,553                823
Fixed Asset                         10,652,895                280                280         11,213,573          5,931,789
depreciation
Intangible Asset
amortization                               231          2,004,741                173          2,408,859          1,096,795
Expenses and
Services hired for
maintenance and
operation                            4,619,093                670          1,734,860          7,024,116          4,512,594
Postage,
communications and
data processing                            125                978          3,149,395          4,251,862          3,516,455
General expenses
for operation                               88                588                107                783                612
Bad debts                                   --                 --          3,830,573          3,830,573                 --
Advertising                                 --                 --                329                329                 54
                                --------------------------------------------------------------------------------------------
Total at December 31, 1998         149,993,368          8,113,198         15,032,060        173,138,626                 --
                                --------------------------------------------------------------------------------------------
Total at December 31, 1997          92,643,101          5,365,143          5,386,880                 --        103,395,124
===========================================================================================================================

                                                                         ANNEX I

BUENOS AIRES ENERGY COMPANY S.A.


                             US GAAP RECONCILIATION

                                                                                As of
                                                                          December 31, 1998
                                                                                  $
                                                                   ----------------------------
RECONCILIATION OF SHAREHOLDERS' EQUITY:
Total shareholders' equity under Argentine GAAP                                      99,307,363
U.S. GAAP ADJUSTMENTS:
Deferred Income taxes                                                                (1,917,948)
Deferral of expenses                                                                 (3,232,187)
Depreciation expenses                                                                   183,003
Financing costs                                                                      (3,456,015)
Investments                                                                             323,808
Minority interest                                                                     3,900,085
                                                                   ----------------------------
Total Shareholders' Equity under U.S. GAAP                                           95,108,109
                                                                   ============================

                                                                    Twelve-month period ended
                                                                        December 31, 1998
                                                                                $
                                                                   ----------------------------
RECONCILIATION OF NET LOSS:
Net loss under Argentine GAAP                                                        (1,944,466)
U.S. GAAP ADJUSTMENTS:
Deferred Income taxes                                                                  (155,834)
Deferral of expenses                                                                   (721,429)
Depreciation expenses                                                                   116,175
Financing costs                                                                         745,400
Investments                                                                             323,808
Minority interest                                                                      (114,604)
                                                                   ----------------------------
Net Loss under U.S. GAAP                                                             (1,750,950)
                                                                   ============================